Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement dated as of November 7, 2016 between Global Indemnity plc, a public limited company organized under the laws of Ireland (“GI plc”) and Global Indemnity Limited, an exempted company formed with limited liability under the laws of the Cayman Islands (“GI Cayman”) and relates to the Amended and Restated Shareholders Agreement, dated as of December 15, 2003, as amended on April 10, 2006 (the “Shareholders Agreement”), by and among United America Indemnity, Ltd. (“UAI-Cayman”), the FPC Shareholders and the Trusts (each as defined in the Shareholders Agreement), and as assigned by UAI-Cayman to GI plc on July 2, 2010.

WITNESSETH:

WHEREAS, GI plc is a public company listed on The NASDAQ Global Select Market system (“NASDAQ”);

WHEREAS, GI plc will become a subsidiary of GI Cayman and GI Cayman will become a public company and GI plc will cease being a public company listed on NASDAQ pursuant to the scheme of arrangement under Irish law;

WHEREAS, Section 8.4 of the Shareholders Agreement provides that the provisions of the Shareholders Agreement shall apply to any and all other share capital of UAI-Cayman or any successor or assign of UAI-Cayman (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of, UAI-Cayman common shares, or that may be issued by reason of any reorganization or otherwise;

WHEREAS, UAI-Cayman previously assigned and delegated to GI plc all of its rights and obligations under the Shareholders Agreement, and GI plc agreed to accept such assignment and to assume and become liable for all of the obligations of UAI-Cayman under the Shareholders Agreement;

WHEREAS, GI plc now wants to assign and delegate to GI Cayman all of its rights and obligations under the Shareholders Agreement, and GI Cayman has agreed to accept such assignment and to assume and become liable for all of the obligations of GI plc under the Shareholders Agreement;

WHEREAS, GI Cayman intends for GI plc to have no further obligations or liabilities under the Shareholders Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties agree as follows:

1. GI plc hereby assigns and delegates to GI Cayman all of its rights and obligations, respectively, under the Shareholders Agreement.

2. GI Cayman hereby accepts the assignment and assumes all obligations of GI plc under the Shareholders Agreement.

3. This Assignment and Assumption Agreement will become effective on and as of the date hereof.

4. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Shareholders Agreement will remain unamended and not waived and will continue to be in full force and effect.

5. This Assignment and Assumption Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all the counterparts will together constitute one and the same instrument.

6. If any provision hereof, or the application thereof to any person or circumstance, will to any extent be invalid or unenforceable, the remaining provisions herein, or the application of such provisions to any persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby.

7. This Assignment and Assumption Agreement and the Shareholders Agreement represent the entire agreement of parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties relative to the subject matter hereof not expressly set forth or referred to herein or in the Shareholders Agreement.

8. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSIGNMENT AND ASSUMPTION AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

9. The parties hereby agree and acknowledge that any obligations or duties of GI plc pursuant to the Shareholders Agreement are hereby terminated in their entirety and that GI plc is an express third party beneficiary to this Assignment and Assumption Agreement. Despite anything to the contrary in this Assignment and Assumption Agreement or the Shareholders Agreement, GI Cayman and the parties to the Shareholders Agreement release and forever discharge GI plc, as well as its shareholders, directors, officers, employees, agents and representatives, from all further obligations arising under this Assignment and Assumption Agreement and the Shareholders Agreement, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that GI Cayman has or may have against any of the foregoing persons, arising out of or in any way connected to performance under this Assignment and Assumption Agreement or the Shareholders Agreement on and after the date hereof. For avoidance of doubt, nothing herein affects any rights, liabilities, or obligations of GI Cayman or GI plc due to be performed before the date hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed or caused to be duly executed this Assignment and Assumption Agreement as of the date first above written.

Given under the Common Seal of
GLOBAL INDEMNITY PLC

By:	/s/ Thomas M. McGeehan
Name: Thomas M. McGeehan
Title: Chief Financial Officer

GLOBAL INDEMNITY LIMITED

By:	/s/ Thomas M. McGeehan
Name: Thomas M. McGeehan
Title: Chief Financial Officer